Exhibit 10.1

Equipment Procurement Agreement

Contract Number: TiVsMc20260821

Signatory Location: Hong Kong Special Administrative Region, China;

Date of Signing: August 21, 2026

Signatory Location: Hong Kong Special Administrative Region, China;

Date of Signing: August 21, 2026

Party A (Buyer): Tianci Group Holding Limited

Address: 306 Victoria House, Victoria, Mahé, Seychelles

Contact: Mr. Yip

Email: pd.ye@rqscapital.com

Party B (Seller): McQueen Tech Co., Limited (Registration No.: 77402100)

Address: Flat 3J, Block B, 14F, HANG WAI INDUSTRIAL CENTRE, 6 Kin Tai Street, Tuen Mun, Hong Kong

Contact: Mr. Fu

Email: darwin.fu@outlook.com

Article 1: Background and Purpose of the Agreement

1.1 Party A is a wholly-owned subsidiary of the NASDAQ-listed company Tianci International Inc (Stock Code: CIIT) and plans to enter the cryptocurrency mining business to facilitate the settlement of the Group's mining trade operations.

1.2 Party B is a professional company specializing in the trade and technical services for blockchain, cryptocurrencies, and mining equipment, possessing specialized industry knowledge, extensive market resources, and rich operational experience.

1.3 To support Party A's strategic transformation, Party A intends to purchase a batch of cryptocurrency mining equipment from Party B, with the transaction consideration to be paid in cash.

1.4 This Agreement is intended to specify the terms governing the procurement, delivery, and payment of the equipment, as well as the rights and obligations of both parties during the course of their cooperation.

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Article 2: Detailed List of Procured Equipment

2.1 The specific details of the mining equipment sold by Party B to Party A are as follows:

vender	model	technical specifications	unit-price(USD))	quantity	subtotal(USD))
BITMAIN	S21 XP	270T	4000	125	500,000.00
amount to					500,000.00

2.2 Party B guarantees that it holds full, lawful, and undisputed ownership of all equipment under this Agreement and has the right to dispose of such equipment. The equipment was originally manufactured by Bitmain, is free from any title defects, and is covered by the warranty policy.

2.3 The price of the aforementioned equipment is inclusive of tax; Party B shall bear all risks and expenses prior to the transfer of ownership, including import customs clearance and customs duties. Party B shall arrange for the transportation, installation, and other commissioning services for the equipment on behalf of Party A; Party B shall charge Party A separately for the actual costs incurred thereunder.

Article 3: Consideration and Method of Payment

3.1 The total consideration for Party A's purchase of the equipment listed in Article 2 of this Agreement shall be USD 500,000.00.

3.2 Party A shall pay 50% of the equipment purchase price to the bank account designated by Party B within 10 calendar days after the signing of this Agreement; the remaining balance shall be paid within 3 calendar days after the equipment is transported to the delivery location designated by Party A and upon completion of the acceptance inspection.

3.3 Should Party A fail to make payment by the due date, Party A shall pay Party B a liquidated damages amount equal to 0.05% of the overdue amount for each day of delay.

Article 4: Equipment Delivery, Risk Transfer and Guarantee

4.1 Delivery and Risk Transfer:

The ownership of Equipment A shall be transferred from Party B to Party A as of the date on which Party A completes the equipment acceptance inspection. From that date onward, all risks arising from the damage or loss of the equipment shall be borne by Party A.

Unless otherwise agreed in this Contract, if the machinery and equipment under this Contract remain under the custody of Party B prior to their formal commissioning and operation, Party B shall exercise its duty of care in the custody of such equipment; otherwise, Party B shall bear all risks arising from any damage or loss of the equipment. All costs incurred by Party B in connection with the custody of the equipment shall be borne solely by Party B.

4.2 Equipment Warranty:

Party B guarantees that the equipment complies with the performance and specifications listed in its product documentation; the quality of the equipment shall conform to the manufacturer's standards.

B Warranty: Refer to the warranty policy provided by the manufacturer for S21 XP series devices.

The seller shall assist the buyer in contacting the manufacturer to arrange for repairs.

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Article 5: Other Commitments of Party B

5.1 Party B hereby undertakes to provide Party A with the following advisory and support services:

Provide valuable market trading information and opportunities for mining equipment.

Leveraging its North American resources, we will assist the client in identifying suitable mining machine hosting locations and provide the necessary industry-specific consulting and advisory services for deployment and operations.

5.2 Party B shall fulfill the aforementioned service commitments with reasonable commercial effort; however, Party A understands and agrees that the identification of machine parking spots, market opportunities, and other matters are subject to various external factors, and therefore Party B makes no warranty as to the achievement of any specific outcome.

Article 6: Statements and Representations by Each Party

6.1 Joint Guarantee by Both Parties:

All parties A are legally established and validly existing legal entities, and they possess the right and authority to enter into and perform this Agreement.

The signing and performance of this Agreement do not violate any binding laws, regulations, judgments, contracts or the Articles of Association.

6.2 Party B's Additional Guarantees:

A holds clear and undisputed ownership of the equipment it has sold.

The relevant advisory opinions provided by B shall be based on its professional expertise and experience and shall comply with general industry standards.

Article 7: Legal Compliance

7.1 Anti-Money Laundering and KYC: Both parties undertake to comply with U.S. anti-money laundering laws and regulations. The parties shall cooperate with each other in completing the necessary "Know Your Customer" (KYC) procedures.

7.2 Taxation: Each Party shall bear and pay all taxes that it is required to pay under this Agreement and under applicable law.

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Article 8: Liability Limitation

8.1 Except for losses resulting from intentional acts or gross negligence, the aggregate indemnity liability of either Party under this Agreement shall not exceed the total consideration for the Equipment under this Agreement, namely USD 500,000.00.

8.2 Under no circumstances shall either Party be liable for any indirect losses, incidental losses, loss of profit or data loss incurred by the other Party.

Article 9: Confidentiality Clause

Both parties shall be bound by a confidentiality obligation regarding any undisclosed information learned during the negotiation and performance of this Agreement; such information shall not be disclosed to any third party without the prior written consent of the other party. This confidentiality obligation shall remain in effect for five years after the termination of this Agreement.

Article 10: Force Majeure

10.1 Where performance of the obligations is impossible due to force majeure, the affected party shall promptly notify the other party.

10.2 The affected party may be partially or fully exempted from liability.

Article 11 – Dispute Resolution

11.1 The conclusion, validity, interpretation, performance and resolution of any dispute under this Agreement shall be governed by the laws of Hong Kong. Any dispute arising hereunder shall be submitted to the Hong Kong International Arbitration Centre (HKIAC) for arbitration, with the arbitration conducted in Chinese and English.

11.2 Any dispute arising out of or in connection with this Agreement shall first be resolved through good-faith negotiation between the Parties. Should such negotiation prove unsuccessful, either Party may submit the dispute to the Hong Kong International Arbitration Centre (HKIAC) for arbitration in accordance with its then-effective arbitration rules. The arbitral award shall be final and binding upon both Parties. The arbitration shall be conducted in both Chinese and English.

Article 12 – Other Clauses

12.1 Complete Agreement: This Agreement constitutes the complete agreement between the Parties regarding the subject matter hereof and supersedes all prior oral or written communications, statements or agreements.

12.2 Amendment: Any amendment or supplement to this Agreement shall be made in writing and signed and sealed by the authorized representatives of both Parties.

12.3 Notice: Any notice shall be deemed effectively served when sent in writing (including by email) to the address specified at the beginning of this Agreement.

12.4 Severability: If any provision of this Agreement is declared invalid or unenforceable by a competent court or arbitration institution, such declaration shall not affect the validity of the remaining provisions.

12.5 Effective Date: This Agreement shall come into force on the date it is formally signed by the authorized representatives of both Parties and bears the official corporate seal of each Party.

The following page contains no text; the next page is the signature and seal page!

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Party A (Seal): Tianci Group Holding Limited

Authorized Representative (Signature): _______________

Date: _______________

Party B (Signature/Seal): McQueen Tech Co., Limited

Authorized Representative (Signature): _______________Date: _______________

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